PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED OCTOBER 7, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Surge Components, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SURGE COMPONENTS, INC.
95 East Jefryn Blvd.
Deer Park, New York 11729

                                    , 2016

Dear Stockholders:

It is our pleasure to invite you to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Surge Components, Inc. (“Surge” or the “Company”) to be held on                        , 2016, at                             at 10:00 a.m., local time. A Notice of the Annual Meeting of Stockholders, Proxy Statement and GOLD Proxy Card are enclosed with this letter. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended November 30, 2015 also accompanies this mailing.

The Annual Meeting will be held for the following purposes:

1. To elect two Class A directors to the Board of Directors of the Company (the “Board” or “Board of Directors”) from the nominees named in the accompanying proxy statement (the “Proxy Statement”) and any others properly nominated in accordance with Article II Section 5 of our Amended and Restated By-laws (the “Bylaws”) for a term of three years and until respective successors are duly elected and qualified.

2. To hold an advisory vote on the executive compensation of the Company’s named executive officers.

3. To ratify the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016.

4. To approve a rights plan designed to protect and preserve the substantial tax benefits of the Company’s net operating loss carryforwards.

5. To hold an advisory vote on a stockholder proposal to change the Company’s jurisdiction of incorporation to Delaware.

6. To hold an advisory vote on a stockholder proposal proposing the Company’s adoption of a declassified board structure.

7. To vote on a resolution proposed by the Concerned Stockholders to repeal any amendments to the By-Laws, adopted by the Board without the approval of stockholders after February 18, 2016 (which is the date of the last publicly disclosed amendment to the By-Laws), and prior to the effectiveness of the resolution effecting such repeal.

8. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

As you may be aware, Bradley P. Rexroad and Michael D. Tofias (together with their affiliates and related parties, the “Dissident Stockholders”) have nominated themselves as candidates for election as directors at the Annual Meeting. The Board of Directors DOES NOT endorse Mr. Rexroad or Mr. Tofias, and recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, we hope that you will read the enclosed Notice of the Annual Meeting, Proxy Statement and the voting instructions on the enclosed GOLD Proxy Card. We hope that you will promptly vote by completing, signing and dating the GOLD Proxy Card and mailing it in the enclosed, postage pre-paid envelope, or vote by telephone or the Internet by following the instructions on the GOLD Proxy Card. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, bank or other nominee that holds the shares to provide you with evidence of your share ownership. The Board of Directors strongly encourages you not to return any proxy card sent to you by the Dissident Stockholders. If you vote using a proxy card sent to you by the Dissident Stockholders, you can subsequently revoke it by following the instructions on the GOLD Proxy Card to vote over the Internet or by telephone or by completing, signing and dating the enclosed GOLD Proxy Card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

We appreciate your continued interest in the Company. We look forward to greeting in person at the Annual Meeting as many of our stockholders as possible. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036

Stockholders May Call Toll-Free: (877) 629-6357
Banks & Brokers May Call Collect: (212) 297-0720
Email: info@okapipartners.com

The attached Proxy Statement is dated [●], 2016 and is first being mailed to stockholders on or about                        , 2016, together with the GOLD Proxy Card and the Annual Report to Stockholders for the fiscal year ended November 30, 2015.

Sincerely,

/s/ Ira Levy
Chief Executive Officer, President and Director

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED OCTOBER 7, 2016

SURGE COMPONENTS, INC.
95 East Jefryn Blvd.
Deer Park, New York 11729

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2016

TO THE STOCKHOLDERS OF SURGE COMPONENTS, INC.:

NOTICE IS HEREBY GIVEN that the 2016 annual meeting of the stockholders (the “Annual Meeting”) of Surge Components, Inc., a Nevada Corporation (“Surge” or the “Company”), will be held on                        , 2016, at                                  , at 10:00 a.m., local time, for the following purposes:

1. To elect two Class A directors to the Board of Directors of the Company (the “Board” or “Board of Directors”) from the nominees named in the accompanying proxy statement (the “Proxy Statement”) and any others properly nominated in accordance with Article II Section 5 of our Amended and Restated By-laws (the “Bylaws”) for a term of three years and until respective successors are duly elected and qualified.

2. To hold an advisory vote on the executive compensation of the Company’s named executive officers.

3. To ratify the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016.

4. To approve a rights plan designed to protect and preserve the substantial tax benefits of the Company’s net operating loss carryforwards.

5. To hold an advisory vote on a stockholder proposal to change the Company’s jurisdiction of incorporation to Delaware.

6. To hold and advisory vote on a stockholder proposal proposing the Company’s adoption of a declassified board structure.

7. To vote on a resolution proposed by the Concerned Stockholders to repeal any amendments to the By-Laws, adopted by the Board without the approval of stockholders after February 18, 2016 (which is the date of the last publicly disclosed amendment to the By-Laws), and prior to the effectiveness of the resolution effecting such repeal.

8. To transact such other business as may properly come before the meeting or any postponements of adjournments thereof.

The Board of Directors unanimously recommends that you use the enclosed GOLD Proxy Card to vote FOR each of the Company’s nominees for Class A director in proposal 1, FOR proposals 2, 3, and 4, and AGAINST proposals 5, 6 and 7.

You are cordially invited to attend the Annual Meeting. The Board of Directors has fixed the close of business on [                       ], 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. If you are a stockholder of record, whether or not you personally plan to attend the Annual Meeting, please take a few minutes now to vote over the Internet or by telephone following the instructions on the GOLD Proxy Card, or by completing, signing and dating the enclosed GOLD Proxy Card and mailing it in the postage pre-paid envelope provided. If your shares are held in “street name,” that is, held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Regardless of the number of Company shares you own, your vote is important. Please note that Bradley P. Rexroad and Michael D. Tofias (together with their affiliates and related parties, the “Dissident Stockholders”) have nominated a slate of two nominees, Bradley P. Rexroad and Michael D. Tofias, for election as directors at the Annual Meeting. The Board of Directors does not endorse Mr. Rexroad or Mr. Tofias for election as directors.You may receive proxy solicitation materials from the Dissident Stockholders, including a proxy statement and proxy cards. We are not responsible for the accuracy of any information provided by or relating to the Dissident Stockholders or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Stockholders or any other statements that the Dissident Stockholders may otherwise make.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES USING THE ENCLOSED GOLD PROXY CARD.

THE BOARD ADDITIONALLY RECOMMENDS VOTING FOR PROPOSALS 2, 3 AND 4, and AGAINST PROPOSALS 5, 6 and 7, USING THE ENCLOSED GOLD PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE DISSIDENT STOCKHOLDERS.

If you have previously signed a proxy card sent by the Dissident Stockholders, you have the right to change your vote by telephone or by Internet by following the instructions on the GOLD Proxy Card, or by completing, signing and dating the enclosed GOLD Proxy Card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy card will be counted. If you hold your shares in street name, please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by the Dissident Stockholders.

The proxy statement accompanying this notice provides a more complete description of the business to be conducted at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

/s/ Ira Levy
Chief Executive Officer, President and Director

Deer Park, New York
_______ ___, 2016

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about                        , 2016.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on                        , 2016

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our Annual Report to Stockholders for the fiscal year ended November 30, 2015, are available free of charge at the “Investor Relations” portion of our website at http://www.surgecomponents.com.

SURGE COMPONENTS, INC.
95 East Jefryn Blvd.
Deer Park, New York 11729

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
[                          ], 2016

This Proxy Statement, along with a GOLD proxy card and our 2015 Annual Report, is first being mailed to stockholders on or about __________ ___, 2016

General Information

 This proxy statement (the “Proxy Statement”) is being furnished by the Board of Directors (the “Board” or the “Board of Directors”) of Surge Components, Inc. (“Surge” or the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at              , on                      , 2016, at 10:00 a.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement, the enclosed GOLD Proxy Card”), and the Annual Report to Stockholders for the fiscal year ended November 30, 2015 are first being mailed to stockholders on or about ________ ___, 2016.

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting, a GOLD Proxy Card and the Annual Report to Stockholders for the fiscal year ended November 30, 2015, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement, GOLD Proxy Card and Annual Report to Stockholders for the Company’s fiscal year ended November 30, 2015 are available at [                       ]. In accordance with rules of the Securities and Exchange Commission (the “SEC”), the materials on this website are searchable, readable and printable, and the website does not have “cookies” or other tracking devices which identify visitors.

Under our governing documents, no other business may be raised by stockholders at the Annual Meeting unless proper notice has been given to us by the stockholders seeking to bring such business before the meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

Voting Procedures

If you are a record holder, meaning your shares are registered in your own name, you may vote:

(1)	By Internet: Access: www.okapivote.com/surge and follow the simple instructions. You will be required to provide the unique control number printed on the GOLD Proxy Card to access your account and vote your shares.
(2)	By Telephone: Call 1(866) 494-4435 toll free from within the United States from any touch-tone telephone, and follow the instructions on your enclosed GOLD Proxy Card.
(3)	By Mail: Complete, sign and date your enclosed GOLD Proxy Card and mail it in the enclosed postage pre-paid envelope. Your shares will be voted according to your instructions.
(4)

In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed GOLD Proxy Card in person or you may vote by completing a ballot, which we will provide to you at the meeting. You are encouraged to complete, sign and date the GOLD Proxy Card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the Annual Meeting.

1

If your shares are held in “street name,” meaning they are held for your account by a broker, bank or other nominee, these proxy materials are being forwarded to you by that nominee. The nominee holding for your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may vote:

(1)	Over the Internet: You will receive instructions from your broker, bank or other nominee stating if they permit Internet voting and, if they do, explaining how to do so. You should follow those instructions.
(2)	By Telephone: You will receive instructions from your broker, bank or other nominee stating if they permit telephone voting and, if they do, explaining how to do so. You should follow those instructions.
(3)	By Mail: You will receive instructions from your broker, bank or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(4)	In Person at the Annual Meeting: You must contact your broker, bank or other nominee who holds your shares to obtain a “legal” proxy card and bring it with you to the Annual Meeting. You will not be able to vote in person at the meeting unless you have a Legal proxy from your broker, bank or other nominee issued in your name giving you the right to vote your shares.

Proxy Contest of Bradley P. Rexroad and Michael D. Tofias

Bradley P. Rexroad and Michael D. Tofias (together with their affiliates and related parties, the “Dissident Stockholders”) have nominated a themselves as candidates for election as directors at the Annual Meeting. The Board of Directors DOES NOT endorse Mr. Rexroad or Mr. Tofias, and recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors. Our Board of Directors recommends a vote FOR each of the Board of Directors’ nominees for director on the enclosed GOLD Proxy Card. Messrs. Rexroad and Mr. Tofias are NOT endorsed by our Board of Directors.

You may receive proxy solicitation materials from the Dissident Stockholders, including an opposition proxy statement and proxy card. Our Board of Directors recommends that you disregard them along with any White Proxy Card you may receive. We are not responsible for the accuracy of any information provided by or relating to the Dissident Stockholders or their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Dissident Stockholders or any other statements that Dissident Stockholders may otherwise make. If you have already voted using the proxy card provided by Dissident Stockholders, you have the right to change your vote by completing, signing and dating the enclosed GOLD Proxy Card and mailing it in the postage pre-paid envelope provided, or by voting by telephone or via the Internet by following the instructions provided on the enclosed GOLD Proxy Card. Only the latest proxy you submit will be counted. If you vote against the Dissident Stockholders’ nominees using the proxy card provided by Dissident Stockholders, your vote will not be counted as a vote for the Board of Directors’ nominees, but will result in the revocation of any previous vote you may have cast on the Company’s GOLD Proxy Card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive other than the GOLD Proxy Card. If you have any questions or need assistance voting, please call Okapi Partners, our proxy solicitor, at 1 (877)629-6357 or collect at (212) 297-0720.

If you receive multiple Proxy Statements or GOLD Proxy Cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every GOLD Proxy Card or voting instruction form you receive. Since the Dissident Stockholders have submitted an alternative slate of directors, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have our latest proxy information and materials to vote. We will send you a new GOLD Proxy Card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted. If you wish to vote as recommended by the Board of Directors, then you should only submit GOLD Proxy Cards.

2

Proxy Card

The shares represented by any proxy card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a “Conforming Proxy”) will be voted in accordance with the specifications made thereon. Conforming Proxies on a GOLD Proxy Card on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the GOLD Proxy Card will vote the shares represented by each Conforming Proxy on a GOLD Proxy Card on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. For information regarding the revocation of a Conforming Proxy, please see “Revocation of Proxies” on page 5 of this Proxy Statement.

Proof of Ownership Required for Attending the Annual Meeting in Person

You are entitled to attend the Annual Meeting only if you are a stockholder of the Company’s common stock, par value $0.001 per share (“Common Stock”), as of the close of business on [                       ], 2016, the record date set by the Board of Directors (“Record Date”), or hold a valid proxy for the Annual Meeting. If you are a stockholder of record or a beneficial owner of Common Stock that is held of record by a broker, bank or other nominee, you will need to provide valid identification and proof of ownership to attend the Annual Meeting. This proof can be:

●	a brokerage statement or letter from a broker, bank or other nominee indicating ownership on the Record Date,

●	a proxy card, or

●	a valid, legal proxy provided by your broker, bank or other nominee.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who fails to present identification or refuses to comply with our security procedures. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the Annual Meeting. You are encouraged to vote by proxy regardless of whether or not you plan to attend the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, is necessary to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum without regard as to whether the proxy is marked as casting a vote for or against a proposal, withholding a vote or abstaining. Shares of Common Stock represented by Conforming Proxies that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner’s discretion has been withheld (a “broker non-vote”) for voting on some or all other matters. For information regarding broker non-votes, please see “Revocation of Proxies” on page 5 of this Proxy Statement.

Required Vote

Each stockholder is entitled to one vote for each share of Common Stock.

Proposal 1, concerning the two directors to be elected, will require approval of a plurality of the votes cast. With plurality voting, the two nominees for director who receive the largest number of shares voted FOR will be elected, irrespective of the number or percentage of votes cast. Directors will be elected by a favorable vote of the plurality of shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. You may either vote FOR or WITHHOLD authority to vote for the Company’s director nominees. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will not be considered to have been voted FOR the director nominee and will result in such nominee receiving fewer votes. As a result of the Dissident Stockholders’ intention to propose an alternative slate of director nominees, and assuming these nominees have not been withdrawn before we mail the Notice of Annual Meeting and this Proxy Statement to our stockholders, there will be more than two nominees. As a result, directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the two candidates receiving the highest number of FOR votes will be elected. Broker non-votes are not deemed “votes cast” with respect to proposal 1 and therefore will have no effect on the vote.

3

PLEASE SUPPORT YOUR BOARD OF DIRECTORS’ NOMINEES BY VOTING FOR THE BOARD OF DIRECTORS’ NOMINEES ON THE GOLD PROXY CARD. DO NOT COMPLETE OR RETURN A PROXY CARD FROM THE DISSIDENT STOCKHOLDERS, EVEN IF YOU VOTE WITHHOLD ON THEIR DIRECTOR NOMINEES. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S GOLD PROXY CARD.

Pursuant to the Company’s Articles of Incorporation, Bylaws and Nevada Law, each of proposals 2, 3, 4, 5 6 and 7 will require the affirmative “FOR” votes of a majority of the shares present, in person or by proxy, entitled to be voted thereon. You may vote FOR, AGAINST or ABSTAIN on Proposals 2, 3, 4, 5, 6 and 7. If you abstain from voting on any of such proposals, your shares will nevertheless be counted as present for purposes of establishing a quorum at the Annual Meeting. Abstentions will have the same practical effect as a vote against any of proposals 2, 3, 4, 5, 6 and 7. Broker non-votes will have no effect on the outcome of the vote for any of proposals 2, 3, 4, 5,6 and 7.

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, telephone or mail, or vote in person at the Annual Meeting. If you hold shares through an account with a bank, broker, or other nominee, your shares will not be voted, except with respect to certain routine matters, unless you provide voting instructions. Broker non-votes, if any, are counted as present for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether a proposal has been approved, except in the case of certain “routine” matters. Broker non-votes occur when brokers, banks and other nominees do not receive voting instructions from their customers, and the broker, bank or other nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, under the rules of the New York Stock Exchange (“NYSE”), your broker, bank or other nominee may have authority to vote your shares on certain routine matters but not on non-routine matters. If the nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the nominee that holds your shares will inform us that it does not have the authority to vote on such matter with respect to your shares. Typically, “non-routine” matters include the election of directors, the advisory proposal on executive compensation, and the adoption of the rights plan, and “routine” matters include ratification of the appointment of independent auditors. However, because the Dissident Stockholders have filed proxy materials to contest the election of the Company’s director nominees, all of the proposals in this proxy statement will be non-routine matters, and therefore, brokers will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting. As such, your broker will not be permitted to vote your share with respect to any proposals at the Annual Meeting without your instructions as to how to vote. Therefore, please instruct your broker how to vote your shares on these matters promptly. Broker non-votes will not be counted for purposes of the election of directors (proposal 1) and will have no effect on the outcome of the vote for proposals 2, 3, 4, 5, 6 and 7. We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the Annual Meeting.

Solicitation of Proxies

We are required by law to convene an Annual Meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. United States federal securities laws require us to send you this Proxy Statement and specify the information required to be contained in it. This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board of Directors, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Okapi Partners LLC (“Okapi”) to solicit proxies. Under our agreement with Okapi, Okapi will receive a fee of up to $75,000 plus the reimbursement of reasonable expenses. Okapi expects that approximately 24 of its employees will assist in the solicitation. Okapi will solicit proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of Okapi, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $[ ], of which approximately $[ ] has been incurred as of the date of this Proxy Statement. Further discussion below sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

4

Revocation of Proxies

A stockholder of record who has executed and delivered a Conforming Proxy may revoke such Conforming Proxy at any time before the Annual Meeting by (i) timely completing and returning a new proxy card with a later date, (ii) voting on a later date by using the Internet or by telephone, (iii) delivering a written notice of revocation to the Corporate Secretary of the Company prior to the Annual Meeting or (iv) attending the Annual Meeting and voting in person. Only a stockholder’s latest proxy submitted prior to the Annual Meeting will be counted. A stockholder’s attendance at the Annual Meeting will not automatically revoke such stockholder’s proxy unless such stockholder votes at the Annual Meeting or specifically requests in writing that his or her prior proxy be revoked.

If you have previously submitted a proxy card sent to you by the Dissident Stockholders, you may change your vote by completing and returning the enclosed GOLD Proxy Card in the accompanying postage pre-paid envelope, or by voting by telephone or via the Internet by following the instructions on the GOLD Proxy Card. Submitting a proxy card sent to you by the Dissident Stockholders will revoke votes you have previously made via the Company’s GOLD Proxy Card.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

Other Matters

The Board of Directors maintains a process for stockholders or other interested parties to communicate with the Board or any Board member. Stockholders or interested parties who desire to communicate with the Board should send any communication to the Company’s Corporate Secretary, Surge Components, Inc., 95 East Jefryn Blvd., Deer Park, New York 11729. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is determined to be threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036

Stockholders May Call Toll-Free: (877) 629-6357
Banks & Brokers May Call Collect: (212) 297-0720

Email: info@okapipartners.com

5

BACKGROUND TO THE SOLICITATION

On September 15, 2014, Mr. Rexroad filed a Schedule 13D with the SEC disclosing his beneficial ownership of 506,613 shares of the Common Stock.

On April 15, 2015, Mr. Rexroad filed a Schedule 13D amendment to disclose a beneficial ownership of 608,883 shares of the Common Stock.

On May 5, 2015, Mr. Tofias sent a letter to the Board requesting to be nominated to the Board.

On October 9, 2015, the Board met with Mr. Tofias to discuss his request to be nominated to the Board.

On December 20, 2015, Mr. Levy informed Mr. Tofias that the Board had declined to add Mr. Tofias as a director.

On January 4, 2016, Mr. Tofias filed a Schedule 13D with the SEC disclosing his beneficial ownership of 1,568,123 shares of the Common Stock.

On March 14, 2016, Mr. Tofias sent a letter to the Board stating his view that the Common Stock was undervalued and urging the Board to consider selling the Company. On March 16, 2016, Mr. Tofias filed a Schedule 13D amendment to disclose his delivery of the letter.

On June 15, 2016, Mr. Tofias, through his attorney, submitted a proposal to the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”), proposing that the Board take the necessary steps to change the Company’s jurisdiction of incorporation from Nevada to Delaware. On June 16, 2016, Mr. Tofias filed a Schedule 13D amendment to disclose his delivery of that letter.

On June 21, 2016, Mr. Tofias sent a letter to each of Mr. Gary Jacobs, Chairman of the Audit Committee, and Mr. Steven J. Lubman, Vice President, Secretary and Director. In his letter to Mr. Jacobs, Mr. Tofias requested certain information on the Company’s independent auditor, Seligson & Giannattasio, LLP (“Seligson”). In his letter to Mr. Lubman, Mr. Tofias demanded copies of the meeting minutes of the Board and its committees and subcommittees from 2012 till 2016.

On June 29, 2016, Mr. Rexroad, through his attorney, submitted to Messrs. Levy and Lubman a proposal pursuant to Rule 14a-8 proposing that the Board take the necessary steps to remove the classification of the Board and to require that directors be elected on an annual basis. On the same date, Mr. Rexroad filed a Schedule 13D amendment to disclose his delivery of that letter.

On July 1, 2016, Mr. Tofias sent a letter to The Corporation Trust Company, the Company’s registered agent in Nevada, demanding inspection of the Company’s articles of incorporation and bylaws and a copy of the Company’s stock ledger then in the Company’s possession.

On July 12, 2016, Mr. Levy sent Mr. Tofias a letter in response to Mr. Tofias’s June 21, 2016 letter to Mr. Lubman. Mr. Levy explained that the Company could not provide Mr. Tofias with the requested minutes since they are confidential information and cannot be disclosed to select stockholders under the U.S. securities laws.

On July 19, 2016, Mr. Levy sent Mr. Tofias a letter in response to Mr. Tofias’s July 1, 2016 letter to The Corporation Trust Company. Mr. Levy fulfilled Mr. Tofias’s requests on the inspection of the Company’s articles of incorporation and bylaws. Regarding Mr. Tofias’s request for the Company’s stock ledger, Mr. Levy urged Mr. Tofias to provide an affidavit as required by Nevada law.

On July 27, 2016, Mr. Tofias submitted to Mr. Levy an affidavit in reply to Mr. Levy’s letter dated July 19, 2016.

6

On July 31, 2016, Messrs. Rexroad, Tofias, Levy and Jacobs held a telephonic meeting during which Messrs. Rexroad and Tofias expressed their view that the Company should be sold. Mr. Levy expressed a desire for the Company to remain public and potentially repurchase the shares of Common Stock held by Messrs. Rexroad and Tofias.

On August 4, 2016, Mr. Tofias sent another letter to Mr. Jacobs repeating his previous demand for information about Seligson and also raising a further question about the nature of the services that Seligson was providing to the Company.

On August 19, 2016, Mr. Jacobs sent Mr. Tofias a letter providing detailed information about Seligson and its services to the Company.

On August 25, 2016, Messrs. Rexroad and Tofias delivered a notice to the Company (the “Nomination Letter”). The Nomination Letter to nominate Messrs. Rexroad and Tofias as candidates for election to the Board at the Annual Meeting. In addition, the notice submitted the following proposals for a stockholder vote at the annual meeting: (i) The Board take all necessary steps (other than any steps that must be taken by stockholders) to declassify the Board and require all directors to be elected annually and (ii) any bylaw amendments adopted by the Board without stockholder approval since February 18, 2016 be repealed, effective as of stockholder approval of this proposal.

On August 25, 2016, Messrs. Rexroad and Tofias, through their attorney, delivered a letter to Mr. Lubman repeating Mr. Tofias’s previous request for the Company’s stock ledger. On that same date, Messrs. Rexroad and Tofias sent a letter to The Corporation Trust Company, which made a similar request for the Company’s stock ledger and related stockholder list materials.

On August 25, 2016, Mr. Lubman delivered a copy of the Company’s stock ledger to Messrs. Rexroad and Tofias.

On August 26, 2016, Messrs. Rexroad and Tofias jointly filed a Schedule 13D disclosing their delivery of the Nomination Letter.

On August 30, 2016, Messrs. Rexroad and Tofias, through their attorney, delivered a letter to Mr. Lubman demanding, among others additional information about the Company’s stockholders.

On September 1, 2016, the Company’s counsel, Ellenoff Grossman & Schole LLP (“EGS”), delivered a letter to Messrs. Rexroad and Tofias explaining that the Company had already provided all of the information that Messrs. Rexroad and Tofias were entitled to under Nevada law.

On September 4, 2016, Messrs. Rexroad and Tofias sent a letter to Mr. Jacobs demanding additional information about Seligson.

On September 7, 2016, Messrs. Rexroad and Tofias issued an open letter to the Company’s stockholders regarding the Company’s corporate governance and performance.

On September 15, 2016, Messrs. Rexroad and Tofias met with Mr. Levy and Alan Plafker, a member of the Board. Messrs. Rexroad and Tofias reiterated their belief that the Board should pursue a sale of the Company. Messrs. Rexroad and Tofias also discussed the possibility of Board representation and of a significant return of capital to stockholders. No specific proposal to resolve the proxy contest was made by Messrs. Rexroad and Tofias.

On September 21, 2016, Messrs. Rexroad and Tofias’s attorney delivered a letter to EGS objecting to the arguments made by EGS in its September 1, 2016 letter. Further, the letter demanded that the Company provide a list of non-objecting beneficial owners then in its possession.

On September 27, 2016, Messrs. Rexroad and Tofias filed a preliminary proxy statement with the SEC regarding the Annual Meeting.

On September 28, 2016, EGS sent a letter to Mr. John G. Grau, the president of InvestorCom. The letter objected to InvestorCom’s employment by Messrs. Rexroad and Tofias to solicit proxies for the Annual Meeting. InvestorCom served as the Company’s proxy solicitor for its 2015 annual meeting of stockholders and is in possession of confidential company information.

On September 28, 2016, Messrs. Rexroad and Tofias issued a press release announcing the filing of their preliminary proxy statement and their intention to solicit proxies in favor of their proposals.

On October 6, 2016, Messrs. Rexroad and Tofias issued a public letter to the Company’s stockholders. The letter stated their view that the Company should be sold.

7

Proposal No. 1:

Election of Directors

Our board of directors is classified into the following three classes:

Name	Class	Term Expires
Ira Levy	Class A	Nominee in 2016 for term ending in 2019
Steven J. Lubman	Class A	Nominee in 2016 for term ending in 2019
Alan Plafker	Class B	2018
Martin Novick	Class B	2018
Lawrence Chariton	Class C	2017
Gary Jacobs	Class C	2017

The current Class A directors are Ira Levy and Steven J. Lubman and their terms expire at the Annual Meeting, or as soon thereafter as their successors are duly elected and qualified.

At the Annual Meeting, stockholders will be asked to elect each of Ira Levy and Steven J. Lubman as Class A directors, each to hold office until the 2019 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Ira Levy and Steven J. Lubman, who each currently serve as a director, to stand for reelection at the Annual Meeting. Mr. Levy is our Chief Executive Officer, Chief Financial Officer and President and Mr. Lubman is our Vice President and Secretary.

The basic responsibility of a Company director is to exercise his or her business judgment prudently and act in a manner that he or she believes in good faith to be in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee and the Board consider individuals who have records for leadership and success in their areas of activity and who will make meaningful contributions to the Board. Nominees for director are selected on the basis of Board experience, character, integrity, ability to make independent analytical inquiries, business background, as well as an understanding of the Company’s business environment.

We believe that each of the director nominees bring these qualifications in a positive manner to our Board of Directors. Moreover, the director nominees provide our Board with a complement of specific business skills, experience and perspectives.

We have been advised by each of Mr. Levy and Mr. Lubman that they are willing to be named as a nominee and each is willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Conforming Proxies on a GOLD Proxy Card held on the Record Date that are returned will be voted, unless otherwise specified, in favor of the nominees for the Class A directors named below. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected, but should any nominee be unable to serve or decline to serve for good cause (which event is not anticipated) the persons named in the GOLD Proxy Card intend to vote for such substitute nominee or nominees as the Nominating and Corporate Governance Committee may recommend and that the Board of Directors may nominate. If any such substitute nominee(s) are designated, we will file an amended proxy statement and GOLD Proxy Card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the SEC.

8

Class A Nominees

Ira Levy has served as our President, Chief Executive Officer and director since our inception in November 1981, and as our Chief Financial Officer since March 2010. From 1976 to 1981, Mr. Levy was employed by Capar Components Corp., an importer and supplier of capacitor and resistor products. Mr. Levy has served on the board of trustees of the Bellmore Jewish Center since 2002 and served as its president from 2006 to 2008.  From 2000 to 2004, he served as a member of the board of trustees of METNY, the governing body of the Conservative movement of Judaism for New York, New Jersey, and Connecticut. Mr. Levy studied Business Management at Hofstra University.  Mr. Levy’s experience in, and knowledge of, the electronics components business led to the conclusion that he should serve on our board.

Steven J.  Lubman  has served as our Vice President, Secretary and a director since our inception in November 1981. In June 1988, Mr. Lubman founded Challenge Electronics, a division of the Company.   From 1980 through 1981, he served as the sales manager for NIC Components Corp., a division of Nu Horizons Electronics Corp., a distributor of electronic components which was acquired by Arrow Electronics, Inc. (NYSE: ARW) in January 2011. From 1976 through 1980, Mr. Lubman served as both an inside and then outside salesperson for Capar Components Corp., a division of Diplomat Electronics Inc., a broad line distributor of electronic components including integrated circuits, diodes, transistors, and capacitor products.  Mr. Lubman’s more than 35 years of experience in, and knowledge of the electronics components business, led to the conclusion that he should serve on our board.

Required Vote

Each nominee shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, meaning that the two candidates receiving the highest number of FOR votes will be elected. Unless marked to the contrary, Conforming Proxies on a GOLD Proxy Card will be voted FOR each of the nominees.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE GOLD PROXY CARD TO VOTE FOR THE ELECTION OF EACH OF MR. LEVY AND MR. LUBMAN AS A CLASS A DIRECTOR.

Continuing Directors

Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

Class C Directors — Current Term Expires at the 2017 Annual Meeting

Alan Plafker has served as a director since June 2001. Since July 2000, Mr. Plafker has served as President and Chief Executive Officer of Member Brokerage Service LLC, a credit union service organization owned by Melrose Credit Union, and also serves as director of business services for the credit union. From January 1993 to July 2000, he served as a member of credit union’s board of directors and supervisory committee. Mr. Plafker has more than 35 years of management experience in the insurance and credit union industries. He is a New York State licensed insurance agent and broker. Mr. Plafker has earned certification as a Certified Professional Insurance Agent from the AIMS Society and earned the CIC designation from the Society of Certified Insurance Counselors. He has also earned the CUBLP (Credit Union Business Lending Professional) designation from the CUNA Business Lending Certification Institute. In addition, he is a past President and currently serves on the Board of Directors of the Professional Insurance Agents Association of New York State, and currently serves as Treasurer and as a member of the Board of Directors for the New York Independent Livery Drivers Benefit Fund, a New York State benefit fund providing injury benefits for livery drivers, to comply with the Workers’ Compensation Board regulations. Mr. Plafker received a Bachelor’s degree in business administration from Adelphi University. Mr. Plafker’s experience in the insurance industry and knowledge of financial matters led to the conclusion that he should serve on our board.

Martin Novick is a real estate investor and was appointed to the Board on September 21, 2016 to fill a vacancy resulting from the death of David Siegel. He served as a vice president of Audiovox Electronic Corp., an international distributor and value-added service provider in the accessory, mobile and consumer electronics industries, from 1969 to 2008. He previously served on the board of directors of Audiovox Electronic Corp., Nu Horizons Electronics Corp., a distributor of electronic components which was acquired by Arrow Electronics, Inc. (NYSE: ARW) in January 2011 and Arielle Electronics, a company that sold Goldtooth and wireless products. Mr. Novick holds a Bachelor’s Degree in Marketing from New York University. Mr. Novick’s significant experience in the electronics industry and as a director of a public company led to the conclusion that he should serve on our board.

9

Class B Directors — Current Term Expires at the 2018 Annual Meeting

Lawrence Chariton has served as a director since 2001. Since May 2008, he has served as a consultant to Great American Jewelry, a retail jewelry firm. He served for 32 years as Chief Operating Officer of Linda Shop Jewelry, a retail jewelry firm. Mr. Chariton previously served as a member of the Board of Directors of New Island Hospital in Bethpage New York and subsequently served as a member of the Board of Directors of St. Joseph Hospital from February 2007 to December 2010. Mr. Chariton served on the Board of Directors of Jewish National Fund of Long Island. Mr. Chariton has a Bachelor’s degree in Accounting from Hofstra University. Mr. Chariton’s experience running a small business led to the conclusion that he should serve on our board.

Gary M. Jacobs has served as a director since July 2003. Since October 2014, Mr. Jacobs has served as President of Bar Bakers, LLC, a commercial food manufacturer of nutritional bars, cookies and other baked goods. From March 2011 to October 2014, he served as a consultant to several companies, providing advisory services in the areas of turn-around and financial and operational efficiencies. Mr. Jacobs served as the Chief Financial Officer of Chem Rx from June 2008 until March 2011. From May 2005 to June 2008, Mr. Jacobs was the Chief Financial Officer and Chief Operating Officer of Gold Force International, Ltd., a supplier of gold, silver and pearl jewelry to U.S. retail chains, and Karat Platinum LLC, a developer of an alternative to platinum. From July 2003 to April 2005, Mr. Jacobs served as President of The Innovative Companies, LLC, a supplier of natural stone.  From October 2001 to February 2003, Mr. Jacobs served as Executive Vice President of Operations and Corporate Secretary of The Hain Celestial Group, Inc., a food and personal care products company. Mr. Jacobs also served as Executive Vice President of Finance, Chief Financial Officer and Treasurer of The Hain Celestial Group, Inc. from September 1998 to October 2001. Prior to that, Mr. Jacobs was the Chief Financial Officer of Graham Field Health Products, Inc., a manufacturing and distribution company. Mr. Jacobs served for 13 years as a member of the audit staff of Ernst & Young LLP, where he attained the position of senior manager.  He is a certified public accountant and holds a Bachelor’s of Business Administration in Accounting from Adelphi University. Mr. Jacobs’s experience as a certified public accountant and as a chief financial officer led to the conclusion that he should serve on our board.

Transactions with Related Persons, Promoters and Certain Control Persons

The following is a description of transactions with our executive officers, directors or 5% stockholders during the past two years. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future related party transactions will be approved by our audit committee or a majority of our independent directors who do not have an interest in the transaction and who will have access, at our expense, to our independent legal counsel.

Surge and Challenge both lease their current executive offices from Great American Realty of Jefryn Blvd., LLC, an entity owned equally by Ira Levy, our Chief Executive Officer, President and Secretary, Steven Lubman, our vice president, and an individual who is not affiliated with us.   Our lease is through September 2020 and our annual minimum rent payments were approximately $249,276 and $250,026 for fiscal 2014 and 2015, respectively, which reflect market rates.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended November 30, 2015 except for one late Form 4 for each of Messrs. Chariton, Jacobs, Plafker, Siegel and Tofias.

10

Proposal No. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers.

Our executive compensation program and compensation paid to our named executive officers are described in this Proxy Statement. Our compensation programs are overseen by the Board and our Compensation Committee and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support three primary business objectives:

●	Attract and retain the best talent.

●	Support our culture of performance.

●	Align employee interests with long-term stockholder interests in the overall success of the Company.

To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

The Board believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving the Company’s core objectives and goals. Accordingly, the Board is asking you to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the compensation tables and related narrative discussion.

Vote Required

Approval of proposal 2 will require the approval of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Unless marked to the contrary, Conforming Proxies on a GOLD Proxy Card will be voted FOR proposal 2. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which is disclosed elsewhere in this Proxy Statement.  The vote is advisory, and therefore is not binding on the Company or the Board in any way.  Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.  However, the Board values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE GOLD PROXY CARD TO VOTE FOR PROPOSAL 2.

11

Proposal No. 3:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Seligson & Giannattasio, LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2016. Although this appointment does not require ratification, the Board has directed that the appointment of Seligson & Giannattasio, LLP be submitted to stockholders for ratification due to the significance of their appointment to us. If stockholders do not ratify the appointment of Seligson & Giannattasio, LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm for the fiscal year ending November 30, 2016.

Seligson & Giannattasio, LLP served as our independent registered public accounting firm for the fiscal year ended November 30, 2015. A representative of Seligson & Giannattasio, LLP is expected to be present at the Annual Meeting.

Fees Billed by Our Independent Registered Public Accounting Firm During Fiscal 2014 and 2015

The following table sets forth the aggregate fees billed to us for the fiscal years ended November 30, 2014 and 2015 by Seligson & Giannattasio, LLP:

	2014	2015
Audit Fees (1)	$151,000	$151,000
Tax Fees (2)	$12,000	$12,000

(1)	Audit Fees represent the aggregate fees for professional services for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Tax fees represent the aggregate fees billed for tax compliance, tax advice, and tax planning.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal independent accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal independent accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has preapproved all of the services provided by our principal independent accountants in the fiscal year ending November 30, 2016.

Vote Required

Approval of proposal 3 will require the approval of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the proposal. Unless marked to the contrary, Conforming Proxies on a GOLD Proxy Card will be voted FOR proposal 3. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE GOLD PROXY CARD TO VOTE FOR PROPOSAL 3.

12

Proposal No. 4:

APPROVAL OF THE RIGHTS PLAN

The Board is asking stockholders to approve the stockholder NOL rights plan in the form of a Section 382 Rights Agreement between the Company and Continental Stock Transfer & Trust Company (the “NOL Rights Plan”), which was adopted by our Board, effective October 7, 2016, in an effort to protect the Company’s valuable income tax net operating loss carryforwards (“NOLs”) and thereby protect stockholder value. Failure to obtain stockholder approval will result in the automatic termination of the NOL Rights Plan.

Background and Reasons for the NOL Rights Plan

As of August 31, 2016, the Company had cumulative NOLs of approximately $10.3 million. These NOLs can be used to offset future taxable income of the Company. While we cannot accurately predict the amount and timing of our future taxable income, we believe that our NOLs are a valuable asset and that it is in the Company’s best interest to attempt to preserve their use.

Our ability to use the NOLs would be substantially limited if we experience an “ownership change” under Sections 382 and 383 of the Internal Revenue Code and related U.S. Treasury regulations. In general, an ownership change occurs if the Company’s stockholders who own 5% or more of the Common Stock increase their collective ownership by more than 50 percentage points within a rolling three-year period. The Board adopted the Rights Plan to reduce the likelihood of an unintended “ownership change” occurring through acquisition of the Common Stock. Specifically, the Rights Plan is intended to act as a deterrent to (i) any person or group acquiring 4.99% or more of the Company’s outstanding Common Stock (an “Acquiring Person”) without the approval of the Board and (ii) any existing stockholder who owns 4.99% or more of the Company’s outstanding Common Stock as of October 7, 2016 from acquiring any additional shares of Common Stock. Stockholders who own 4.99% or more of the Company’s outstanding Common Stock as of October 7, 2016 will not trigger the Rights Plan so long as they do not (i) acquire any additional shares of Common Stock or (ii) fall under 4.99% ownership of Common Stock and then re-acquire additional shares so that they own 4.99% or more of the Common Stock. The Rights Plan does not exempt any future acquisitions of Common Stock by such persons. Any Rights held by an Acquiring Person are void and may not be exercised.

Description of the NOL Rights Plan

The Rights. Effective October 7, 2016, the Board authorized the issuance of one preferred share purchase right (a “Right”) for each outstanding share of our Common Stock to our stockholders of record as of October 17, 2016 (the “Record Date”). When the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share of Series D Preferred Stock, par value $0.001 per share at a price of $5.00 per one one-thousandth of a share of Preferred Stock (the “Exercise Price”), subject to adjustment in accordance with the terms of the Rights Plan. If issued, each one-thousandth of a share of Series D Preferred Stock would give its holder approximately the same dividend, liquidation and voting rights as does one share of the Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder, including any dividend, voting or liquidation rights.

Exercisability. The Rights are not exercisable until the earlier of (i) the tenth business day after a public announcement that a person or group has become an Acquiring Person and (ii) the tenth business day after the commencement of a tender or exchange offer by a person or group for 4.99% or more of the Common Stock (the “Distribution Date”).

Until the Distribution Date, our Common Stock certificates will evidence the Rights. The surrender or transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date will also constitute the transfer of the Rights associated with the underlying shares of Common Stock represented by the certificate or registered in book entry form. After the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock and such Rights Certificates alone will evidence the Rights.

Exchange. At any time after any person or group becomes an Acquiring Person, the Board may exchange all or part of the then outstanding Rights (other than Rights owned by such Acquiring Person which will have become void) for shares of Common Stock at an exchange ratio of two shares of Common Stock per Right. However, the Board will have no power to effect such exchange after any Acquiring Person becomes the beneficial owner of 50% or more of the outstanding Common Stock.

13

Redemption. At any time before an Acquiring Person becomes such, the Board may redeem all, but not less than all, of the outstanding Rights at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or any other form of consideration as the Board will determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Expiration. The Rights will expire prior to the earliest of: (i) October 7, 2019, (ii) the time at which the Rights are redeemed or exchanged by the Company, (iii) the closing of certain merger or other acquisition transaction involving the Company at which time the Rights are terminated, (iv) the close of business on the first day after the Annual Meeting, if stockholder approval has not been obtained at the Annual Meeting, (v) the close of business on the effective date of the repeal of Section 382 of the Internal Revenue Code, if the Board determines that the Rights Plan is no longer necessary or desirable for preserving the NOLs, and (vi) the Close of Business on the first day of a taxable year of the Company to which the Board determines that no NOLs are available to be carried forward.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of shares of Series D Preferred Stock or other securities or property issuable from time to time to prevent dilution as a result of certain events, including among others, a stock dividend, a forward or reverse stock split or a reclassification of the Series D Preferred Stock.

Amendments. Prior to the Redemption Date, the Company may supplement or amend the Rights Plan in any manner without the approval of the holders of the Rights. From and after the Redemption Date, no amendment can adversely affect the interests of the holders of the Rights.

The foregoing is a summary of the terms of the Rights Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the Rights Plan, which is attached to this Proxy Statement as Appendix A. Please read the Right Plan in its entirety carefully, as the discussion above is only a summary.

Vote Required

Approval of proposal 4 will require the approval of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Unless marked to the contrary, Conforming Proxies on a GOLD Proxy Card will be voted FOR proposal 4. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE GOLD PROXY CARD TO VOTE FOR PROPOSAL 4.

14

Proposal No. 5:

Stockholder Proposal Regarding Changing Our Jurisdiction of Incorporation

We have received a non-bindong stockholder proposal from Michael Tofias, one of the Dissident Stockholders, for presentation at the Annual Meeting. The Board opposes the stockholder proposal for the reasons stated following the proposal.

The Proposal and the Proponent’s Statement in Support

RESOLVED, that the stockholders of the Company urge the Board of Directors of the Company to take the necessary steps (excluding those that may be taken only by stockholders) to change the Company’s jurisdiction of incorporation to Delaware.

Supporting Statement

The Company at present is incorporated under the laws of Nevada. Professor Michal Barzuza, writing in the Virginia Law Review, has called Nevada’s corporate law “shockingly lax.” For example, Nevada law allows officers and directors to avoid liabilities that are considered almost axiomatic, such as those for breaches of the duty of loyalty, acts or omissions not in good faith, and transactions from which an officer or a director derived an improper personal benefit. A leading corporate law treatise states flatly that “a lot of con artists also find Nevada an ideal place to hide behind their corporate ‘shells,’ to the point that many professional investors view with suspicion any Nevada corporation that has its mailing address in another state.”

The proposal recommends reincorporation of the Company in Delaware. Delaware is by far the most popular jurisdiction of incorporation for public companies. A majority of the corporations listed on U.S. stock exchanges are incorporated in Delaware, as are 64% of the corporations that make up the Fortune 500. Research has shown that Delaware firms are worth significantly more than similar firms incorporated elsewhere.

There are excellent reasons for Delaware’s success, including a corporate statute that provides corporate efficiencies while retaining protections for stockholders and is regularly updated, and an efficient and professional office of the Secretary of State, which maintains state corporate records. Particularly notable is Delaware’s Court of Chancery, a specialized court that focuses on corporate issues and can provide swift decisions. The Court of Chancery is one of the most highly respected trial courts of any kind in the United States. It has produced a large body of case law, and its consistency and professionalism results in a predictability that is not available with less experienced courts.

A head-to-head comparison shows other advantages to Delaware:

●	Delaware has strong appraisal rights for stockholders, which in the recent case of Dell resulted in a 28% premium over the price negotiated in a merger. Nevada’s appraisal rights are less extensive and impose more procedural barriers to stockholders.

●	Delaware provides stockholders with broad inspection rights, while Nevada rights are more limited.

●	Nevada imposes extensive antitakeover restrictions that can reduce stockholders’ ability to realize value through a corporate sale.

While costs can be somewhat higher in Delaware (I estimate currently approximately $6,000 per year), I believe the benefits to stockholders far exceed this difference in cost.

Accordingly, I believe it is time for the Company to reconsider its 2010 reincorporation in Nevada and seek to move instead to a more shareholder-friendly state. As Professor Barzuza has written, “it would seem as though Delaware is racing toward the top and Nevada is racing toward the bottom.”

15

Board of Directors’ Statement in Opposition

Our Board believes stockholders should vote AGAINST the proposal for the following reasons:

The Board believes that, for the reasons described below, reincorporating in Delaware would be detrimental to the best interests of the Company and its shareholders. The Board believes that reincorporating the Company in Delaware would involve substantial expense to the Company and would require a substantial investment of management time that would be better spent on the Company’s business affairs. Among other things, reincorporation may require us to obtain consents from, or provide notices to, third parties under certain of our agreements. Reincorporation also may require approvals from federal, state, and/or local regulatory bodies. To identify all consents, notices, and approvals that reincorporation would require, the Company would be required to undertake an exhaustive review of the agreements to which it is a party and analysis of various federal, state, and local laws. Reincorporation also would involve the preparation of various documents and filings with governmental bodies, resulting in administrative costs to the Company. This process, in the Board’s view, would divert the time and attention of our management from normal business operations without any apparent commensurate benefit. We do not believe that such a process is a productive use of management time and the Company’s resources.

Furthermore, the Company would be subject to additional state taxes if it reincorporates in Delaware, including the annual Delaware franchise tax, even though the Company has no operations and no physical presence in Delaware. These added annual expenses would result in no additional benefit or value to the Company. The Board believes that management’s time and resources should remain focused on its efforts to continue to create value for all shareholders.

For the reasons cited above, we believe that there are significant advantages for us and our stockholders to remain incorporated in Nevada and that the advantages outweigh any perceived enhancement of shareholder rights that could result from reincorporation in Delaware.

Vote Required

Approval of proposal 5 will require the approval of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Unless marked to the contrary, Conforming Proxies on a GOLD Proxy Card will be voted AGAINST proposal 5. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

Recommendation of the Board

FOR THE REASONS SET FORTH ABOVE, OUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER PROPOSAL.

16

Proposal No. 6:

Stockholder Proposal Regarding a Declassified Board Structure

We have received a non-bindong stockholder proposal from the Concerned Stockholders of Surge Components, Inc. (the “Concerned Stockholders”) for presentation at the Annual Meeting. The Board opposes the stockholder proposal for the reasons stated following the proposal.

The Proposal and the Proponent’s Statement in Support

RESOLVED, that the stockholders of the Company urge the Board to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board and to require that all directors be elected on an annual basis.

Supporting Statement

The Concerned Stockholders acknowledge that there are circumstances in which it may be beneficial for a company to have a classified board of directors. For example, a classified board reduces a company’s vulnerability to certain potentially abusive takeover tactics by encouraging potential acquirers to negotiate at arms-length with the company’s board of directors.

The Concerned Stockholders believe that a classified board reduces a board’s accountability to stockholders because directors only stand for election once every three years.

The Concerned Stockholders believe that the costs imposed by stockholders from a classified board structure more than outweigh any benefits.

The Concerned Stockholders believe that, as a matter of good corporate governance, all directors should be elected annually. The Concerned Stockholders recommend that you vote “FOR” this proposal. The Concerned Stockholders intend to vote their shares of Common Stock “FOR” this proposal.

Board of Directors’ Statement in Opposition

Our Board believes stockholders should vote AGAINST the proposal for the following reasons:

The Board has concluded that, for the reasons described below, it is in the best interests of the Company and its stockholders to maintain a classified Board with three separate classes of directors elected to three-year staggered terms.

We believe that the three-year staggered terms of directors provide stability and continuity in our leadership. Staggered terms are designed to ensure that at any given time, the Board has a majority of members who, by serving for several years, have developed a deeper understanding of the breadth and nature of our business. Directors who have considerable experience with and knowledge of our business are better equipped to provide the oversight and make the decisions required by a board of directors, and are, correspondingly, more capable of engaging in the long-term strategic planning that is critical to a financial institution's success.

We believe that a classified board of directors can play an important role in protecting stockholders against an unsolicited takeover proposal at an unfair price. If our Board was not classified, a potential acquirer whose nominees receive a plurality of the votes cast at an annual meeting of the stockholders could replace all or a majority of the directors with its own nominees, who could then approve the takeover proposal from that acquirer even if the price did not adequately value the Company. A classified board of directors encourages a potential acquirer to negotiate with the Board on an arm's-length basis, and provides the Board with more time and leverage to evaluate the takeover proposal, negotiate the best result for all stockholders and consider alternatives available to the Company.

We believe that a classified board of directors makes directors no less accountable to stockholders than a board elected annually. The fiduciary duties of directors elected to three-year staggered terms are identical to those of directors elected annually, and our directors believe that they are no less attentive to stockholder concerns as a result of having been elected to three-year staggered terms than they would be if elected to one-year terms. A shorter term does not necessarily mean enhanced corporate governance or fulfillment of duties by the Board. Stockholders have the opportunity on an annual basis to express their opinion of the Board or management and to propose to our Board alternative candidates as directors.

17

The Board also believes that a classified board:

●	enhances the independence of the directors by providing them with an assured three-year term of office rather than just a one-year term;

●	strengthens the Company’s ability to attract and retain highly qualified directors who are willing to make a long-term commitment to the Company and its stockholders and develop a deep understanding of the Company and its operations; and

●	creates an environment and culture and good corporate governance whereby new directors seek to gain knowledge about the Company from continuing directors.

The Board believes that a classified board structure is consistent with good corporate governance, which the Board believes depends primarily upon active and independent directors who are knowledgeable about critical aspects of the Company’s operations and skillful in serving as competent and alert overseers of the Company’s management. The current directors are experienced, qualified and knowledgeable about the Company and committed to protecting the long-term interests of all of the Company’s stockholders.

Vote Required

Approval of proposal 6 will require the approval of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Unless marked to the contrary, Conforming Proxies on a  GOLD Proxy Card will be voted AGAINST proposal 6. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

Recommendation of the Board

FOR THE REASONS SET FORTH ABOVE, OUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER PROPOSAL.

18

Proposal No. 7:

by-Law Restoration Proposal

We have received notice from the Concerned Stockholders of Surge Components, Inc. (the “Concerned Stockholders”) that it intends to propose the proposal set forth below at the Annual Meeting. The Board opposes the proposal for the reasons stated following the proposal.

The Proposal

RESOLVED, that each provision or amendment of the By-Laws adopted by the Board without the approval of the stockholders of the Company after February 18, 2016 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and hereby is, repealed, effective as of the time this resolution is approved by the Company’s stockholders.

Board of Directors’ Statement in Opposition

We recommend rejection of this stockholder proposal because it is speculative and is designed to nullify unspecified provisions of the Company's by-laws which may be adopted by the Board in its efforts to act in and protect the best interests of the Company and its shareholders. Since February 18, 2016, the Board has not adopted (or proposed at a meeting) any amendments to the Bylaws that would be required to be repealed if the proposal was adopted; however, the Board's fiduciary duties require that it retain flexibility to adopt, at any time any amendment to the by-laws that it believes is proper and in the best interest of the Company's shareholders. The automatic repeal of any duly adopted by-law amendment, irrespective of its content, could have the unfortunate effect of repealing one or more properly adopted by-law amendments determined by the Board to be in the best interest of the Company and its shareholders. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable — if not impossible — for the Company to obtain shareholder approval for a necessary by-law amendment within a timeframe necessary to serve the best interests of the Company and its shareholders.

Vote Required

Approval of proposal 7 will require the approval of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Unless marked to the contrary, Conforming Proxies on a GOLD Proxy Card will be voted AGAINST proposal 7. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE GOLD PROXY CARD TO VOTE AGAINST THE STOCKHOLDER PROPOSAL.

19

Security Ownership of Certain Beneficial Owners and Management

The outstanding voting securities of the Company consist entirely of shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on                       , 2016, the Company had outstanding shares of Common Stock.

Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Common Stock based on the number of shares outstanding on [                      ], 2016 ([                      ] shares):

Name and address of Beneficial Owner (1)	Amount and Nature of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Michael Tofias 25 Cambridge Drive Short Hills, NJ 07078	[●]	[●]	%
Ira Levy	[●]	[●]	%
Steven J. Lubman	[●]	[●]	%
Brad Rexroad(2) (3) 970 Reserve Drive, Suite 115 Roseville, CA 95678	[●]	[●]	%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Surge Components, Inc., 95 East Jefryn Boulevard, Deer Park, NY 11729.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of                       , 2016 by each of the Company’s directors and executive officers, including each of the named executive officers set forth in the Summary Compensation Table in this Proxy Statement, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares of Common Stock shown.

Name and address of Beneficial Owner (1)	Amount and Nature of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (2)
Ira Levy	[●]	[●]	%
Steven J. Lubman	[●]	[●]	%
Lawrence Chariton	[●]	[●]	%
Alan Plafker	[●]	[●]	%
Martin Novick	[●]	[●]	%
Gary Jacobs	[●]	[●]	%
All directors and executive officers as a group (6 persons)	[●]	[●]	%
Michael Tofias 25 Cambridge Drive Short Hills, NJ 07078	[●]	[●]	%
Brad Rexroad 970 Reserve Drive, Suite 115 Roseville, CA 95678	[●]	[●]	%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Surge Components, Inc., 95 East Jefryn Boulevard, Deer Park, NY 11729.

(2)	Applicable percentage ownership is based on shares of common stock outstanding as of , 2016.

20

Corporate Governance

Directors and Executive Officers

Our executive officers and directors, and their ages, positions and offices with us are as follows:

Name	Age	Position and Offices with Surge
Ira Levy	59	Chief Executive Officer, Chief Financial Officer, President and Director
Steven J. Lubman	61	Vice President, Secretary and Director
Alan Plafker*(1)(2)(3)	57	Director
Martin Novick	80	Director
Lawrence Chariton*(1)(2)(3)	58	Director
Gary Jacobs*(1)(2)(3)	58	Director

* Independent director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

Director Independence

The Board has determined that each of Messrs. Chariton, Plafker, Novick and Jacobs qualify as “independent” under the Nasdaq Stock Market Rules as well as Rule 10A-3 promulgated under the Exchange Act.

Board and Committee Meetings

During the fiscal year ended November 30, 2015, the Board held five meetings.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees).  We have no written policy regarding director attendance at annual meetings of stockholders. Our last annual meeting of stockholders was held on November 24, 2015 and all of our directors attended such meeting.

Board Committees

The composition and responsibilities of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board. Each committee operates under a charter that has been approved by the Board, and which is available on our website at http://www.surgecomponents.com.

Audit Committee

Our Audit Committee is comprised of Messrs. Chariton, Plafker and Jacobs, each of whom is an independent director of the Board. Mr. Jacobs serves as chairman of the Audit Committee. Our Board has determined that Mr. Jacobs is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee members are “independent” as that term is defined under the Nasdaq Stock Market Rules. During the fiscal year ended November 30, 2015, the Audit Committee held four meetings.

The Audit Committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our books and records;

●	review the proposed scope and results of the audit;

21

●	review and pre-approve the independent auditor’s audit and non-audit services rendered;

●	approve the audit fees to be paid;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services;

●	establish procedures for complaints received by us regarding accounting matters;

●	oversee internal audit functions; and

●	prepare the report of the Audit Committee that SEC rules require to be included in our annual meeting proxy statement.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Chariton, Plafker and Jacobs, each of whom is an independent director. Mr. Jacobs serves as chairman of the Compensation Committee. During the fiscal year ended November 30, 2015, the Compensation Committee held four meetings.

The Compensation Committee is authorized to:

●	review and recommend the compensation arrangements for management, including the compensation for our chief executive officer;

●	establish and review general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance and achieving our financial goals;

●	administer our stock incentive plans; and

●	prepare the report of the Compensation Committee that SEC rules require to be included in our annual meeting proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Messrs. Chariton, Plafker and Jacobs, each of whom is an independent director. Mr. Jacobs serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended November 30, 2015.

The Nominating and Corporate Governance Committee is authorized to:

●	identify and nominate members of the board of directors;

●	oversee the evaluation of the board of directors and management;

●	develop and recommend corporate governance guidelines to the board of directors;

●	evaluate the performance of the members of the board of directors; and

●	make recommendations to the board of directors as to the structure, composition and functioning of the board of directors and its committees.

22

Director Nominations

In evaluating and determining whether to nominate a candidate for a position on the Board, the Nominating and Corporate Governance Committee utilizes a variety of methods and considers criteria such as high professional ethics and values, experience on the policy-making level in business or medical research/practice experience relevant to our product candidates and a commitment to enhancing stockholder value. Candidates may be brought to the attention of the Nominating and Corporate Governance Committee by current Board members, stockholders, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of the recommendation.

We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee and Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating and Corporate Governance Committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee also considers stockholder recommendations for director nominees that are properly received in accordance with our By-Laws and applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to our Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). For more information on director candidate nominations by stockholders, see “Stockholder Proposals” herein.

Procedures for Nominating Directors

Our By-laws provide that nominations for the election of directors may be made upon timely notice given by any stockholder of record entitled to vote for the election of directors. A timely notice must be made in writing, contain the information required by our Bylaws and be received by the Secretary of the Company, not later than the close of business on the 90th day, nor earlier than the opening of business on the 120th day before the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the upcoming annual meeting is advanced more than 45 days before, or delayed more than 45 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the opening of business on the 120th before the meeting and not later than (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in our best interests and in the best interests of our shareholders to combine these roles.  Mr. Levy has served as our Chairman since November 1981. Due to our small size, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes.  The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by management are consistent with the board’s appetite for risk. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our board leadership structure supports this approach.

23

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees. A copy of the code of ethics is accessible on our website at http://www.surgecomponents.com. Additional copies of the code of ethics may be obtained without charge, from us by writing or calling: 95 East Jefryn Blvd., Deer Park, New York 11729, Attention: Corporate Secretary, Telephone: (631) 595-1818.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

c/o Corporate Secretary
Surge Components, Inc.
95 East Jefryn Blvd.
Deer Park, New York 11729

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by Surge regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
Surge Components, Inc.
95 East Jefryn Blvd.
Deer Park, New York 11729

24

Audit Committee Report

The Audit Committee has reviewed and discussed our financial statements for the fiscal year ended November 30, 2015 with both management and Seligson & Giannattasio, LLP, our independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that our financial statements for the fiscal year ended November 30, 2015 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their annual audit and quarterly reviews, our internal controls and the overall quality of our financial reporting. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Seligson & Giannattasio, LLP, such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2015.

AUDIT COMMITTEE

Gary Jacobs (Chairman)
Alan Plafker
Lawrence Chariton

25

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation paid to our named executive officers for the years ended November 30, 2014 and November 30, 2015.

Name and Position	Year	Salary		Bonus		Stock Awards	Option Awards	All Other Compensation(1) ($)		Total
Ira Levy	2015	$	[●]	$	[●]	$ [●]	[●]	$	[●]	[●]
President, CEO and CFO	2014		$225,000		$112,000	–	$10,627		$49,683	$397,310

Steven J. Lubman	2015	$	[●]	$	[●]	$ [●]	[●]	$	[●]	[●]
Vice President and Secretary	2014		$225,000		$100,000	–	$7,811		$57,291	$390,102

(1)	Includes payments for medical insurance, automobile allowance and insurance and life insurance.

26

Director Compensation for Year Ending November 30, 2015

The following table summarizes the compensation for our non-employee board of directors for the fiscal year end November 30, 2015. All compensation paid to our employee directors is included under the summary compensation table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Alan Plafker	[●]	—	[●]	—	[●]
David Siegel	[●]	—	[●]	—	[●]
Lawrence Chariton	[●]	—	[●]	—	[●]
Gary Jacobs	[●]	—	[●]	—	[●]

Outstanding Equity Awards at November 30, 2015

Name	Number of Securities Underlying Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price	Option Expiration Date
Ira Levy		[●]	[●]	[●]	[●]
Steven J. Lubman		[●]	[●]	[●]	[●]
Ira Levy		[●]	[●]	[●]	[●]
Steven J. Lubman		[●]	[●]	[●]	[●]

27

Stockholder Proposals FOR THE 2017 ANNUAL MEETING

Stockholder proposals intended for inclusion in our proxy statement for our 2016 Annual Meeting (expected to be held on or about                       , 2017) pursuant to Rule 14a-8 under the Exchange Act must be submitted to us on or before                       , 2017 so that they may be considered by us for inclusion in our proxy statement relating to that meeting.

Our By-laws provide that nominations for the election of directors and proposals for other business to be consider at the annual meeting of stockholders may be made upon timely notice given by any stockholder of record entitled to vote for the election of directors. A timely notice must be made in writing, contain the information required by our Bylaws and be received by the Secretary of the Company, not later than the close of business on the 90th day, nor earlier than the opening of business on the 120th day before the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the upcoming annual meeting is advanced more than 45 days before, or delayed more than 45 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the opening of business on the 120th before the meeting and not later than (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. We have retained Okapi Partners LLC to assist us in the solicitation of proxies for an estimated fee of $75,000 plus reimbursement of out-of-pocket expenses to assist in the solicitation of proxies and otherwise in connection with the Annual Meeting. In addition, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Annual Report

The Annual Report is being sent with this Proxy Statement to each stockholder and is available at the Investor Relations portion of our website as well as on the SEC’s website at www.sec.gov. The Annual Report contains our audited financial statements for the fiscal years ended November 30, 2014 and November 30, 2015. The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact our transfer agent: Continental Stock Transfer & Trust Company, by calling (212) 509-4000, or by forwarding a written request addressed to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004. Promptly upon request, a separate copy of our Annual Report and/or a separate copy of this Proxy Statement will be sent. By contacting Continental Stock Transfer & Trust Company, LLC, registered stockholders sharing an address can also (i) notify us that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of common stock of Surge, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

28

Other Matters

Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

The information presented in this proxy statement under the caption “Audit Committee Report” will not be deemed to be “soliciting material” or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, and nothing contained in any previous filings made by the Company under such acts shall be interpreted as incorporating by reference the information presented under said specified captions.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the SEC should be directed to Surge Components, Inc., 95 E. Jefryn Blvd., Deer Park, New York 11729, Attention: Investor Relations.

By Order of the Board of Directors

Ira Levy, Chief Executive Officer, President and Director
Deer Park, New York , 2016

29

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION, DATED OCTOBER 7, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at the Investor Relations portion of our website at http://www.surgecomponents.com.

SURGE COMPONENTS, INC.

Annual Meeting of Stockholders

                                , 2016 10:00 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SURGE COMPONENTS, INC.

The undersigned stockholder of Surge Components, Inc., a Nevada corporation (the “Company”), hereby appoints Ira Levy and Steven J. Lubman, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held on                                 , 2016, at                                , and at any adjournment or postponement thereof (“Annual Meeting”). The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERERIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND “AGAINST” PROPOSALS 5, 6 AND 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION, DATED OCTOBER 7, 2016

SURGE COMPONENTS, INC.
95 EAST JEFRYN BLVD.
DEER PARK, NEW YORK 11729

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Okapi Partners LLC, 1212 Avenue of the Americas – 24th floor, New York, NY 10036

VOTE BY INTERNET

Please access www.okapivote.com/surge and follow the simple instructions. You will be required to provide the unique control number printed below.

 VOTE BY TELEPHONE

Please call toll-free in the U.S. or Canada at (866) 494-4435, on a touch-tone telephone. You will be required to provide the control number printed below.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Election of Directors.

	☐ Ira Levy	☐ Vote FOR ALL nominees	☐ Vote WITHHOLD from all nominees

	☐ Steven J. Lubman	(except as from all nominees marked)

2.	Advisory vote on executive compensation.

☐ For ☐ Against ☐ Abstain

3.	Ratification of the appointment of Seligson & Giannattasio, LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2016.

☐ For ☐ Against ☐ Abstain

4.	Approval of the NOL Rights Plan effective October 7, 2016.

☐ For ☐ Against ☐ Abstain
5.	Stockholder proposal to change the Company’s jurisdiction of incorporation to Delaware.

☐ For ☐ Against ☐ Abstain

6.	Stockholder proposal for a declassified board structure.

☐ For ☐ Against ☐ Abstain

7.	Stockholder proposal to repeal any amendments to the Company’s by-laws after February 18, 2016.

☐ For ☐ Against ☐ Abstain

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date

Signature (Joint Owners)	Date